EXHIBIT A

POWER OF ATTORNEY

The undersigned, being each of the executive officers and members of the Management Committee of PRIVATE CAPITAL MANAGEMENT, L.P., a limited partnership duly organized under the laws of the State of Delaware (the "Company"), do hereby make, constitute and appoint each of Chad D. Atkins and David G. Joyce acting severally, as the Company's true and lawful attorney-in-fact, for the purpose of, from time to time, executing in its name and on its behalf, whether the Company is acting individually or as representative of others, any and all documents, certificates, instruments, statements, other filings and amendments to the foregoing (collectively, "documents") determined by such person to be necessary or appropriate to comply with ownership or control-person reporting requirements imposed by any United States or non-United States governmental or regulatory authority, including without limitation Forms 13D, 13F and 13G and any amendments to any of the foregoing as may be required to be filed with the Securities and Exchange Commission; delivering, furnishing or filing any such documents with the appropriate governmental, regulatory authority or other person; and giving and granting to each such attorney-in-fact power and authority to act in such premises as fully and to all intents and purposes as the Company might or could do if personally present by one or more of its authorized signatories. The Company further hereby ratifies and confirms all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

Any such determination by an attorney-in-fact named herein shall be conclusively evidenced by such person's execution, delivery, furnishing or filing of the applicable document.

This power of attorney shall be valid from the date hereof and remain in full force and effect until either revoked in writing by the Company, or, in respect of any attorney-in-fact named herein, until such person ceases to serve as an officer of the Company.

IN WITNESS WHEREOF, the undersigned has caused this power of attorney to be executed as of this 3rd day of January, 2007.

PRIVATE CAPITAL MANAGEMENT, L.P.

By: /s/ Bruce S. Sherman
Name: Bruce S. Sherman
Title: CEO

By: /s/ Gregg J. Powers
Name: Gregg J. Powers
Title: President